UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Equitrans Midstream Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Equitrans Midstream Corporation :: Annual Proxy Mailing and Shareholder Meeting

:: a memo on behalf of Nathaniel DeRose, Equitrans Midstream Corporation’s Corporate Secretary

This is a reminder for all Equitrans Midstream Corporation (ETRN) employees regarding ETRN’s 2024 proxy materials and annual shareholder meeting. This memo and the 2024 annual shareholder meeting are not related to the potential transaction contemplated by the Agreement and Plan of Merger entered into among ETRN, EQT Corporation and certain subsidiaries of EQT Corporation. A separate proxy statement in connection with the transaction will be provided when available.

2024 Proxy Mailing

Who receives annual proxy materials?

All shareholders of a company receive proxy materials in advance of the company’s annual shareholder meeting. In our case, shareholders of record will receive a notice either electronically or via standard mail regarding the availability of ETRN’s 2024 proxy materials. Employees who participate in the ETRN 401(k) plan and have an ETRN stock account and employees who hold ETRN restricted shares will receive ETRN’s 2024 proxy materials via standard mail or electronically. Shareholders owning ETRN stock through an individual bank or broker may receive a full set of these materials via standard mail – or – receive a notice either electronically or via standard mail regarding the availability of proxy materials. Please be sure to check your spam or junk folders for any electronic notices as their delivery could be inadvertently filtered. If you receive the notice, do not delete or throw it away; the notice contains important instructions for accessing the proxy materials and voting your shares.

What information is contained in the proxy statement?

A company's annual proxy statement contains important proposals for which votes are needed in order to be passed. As a shareholder, your vote is always important. Shareholders cast their votes on the proposals at the annual meeting by voting either personally or by proxy. Shareholder voting is the primary means by which shareholders can influence a company's operations, its corporate governance, and even matters of corporate social responsibility.

This year, ETRN’s proxy statement contains five ETRN proposals that our Board urges you to vote FOR:

1)	The election of eight members of the board of directors, each for a one-year term expiring at ETRN’s 2025 annual shareholder meeting

2)	Approval of a non-binding resolution regarding the compensation of ETRN’s named executive officers for 2023

3)	Approval of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan

4)	Approval of an amendment to the Company’s Bylaws to reflect new Pennsylvania law provisions regarding officer exculpation

5)	The ratification of the appointment of ETRN’s independent registered public accounting firm for 2024

The Board urges you to vote FOR proposals 1, 2, 3, 4 and 5 on your proxy card. You can read more about each proposal in ETRN’s 2024 proxy statement.

What actions are required?

Please vote promptly via the Internet, telephone, or by signing, dating, and returning the proxy card in the envelope provided. You must vote each proxy card or notice that you receive for the annual meeting.

2024 Annual Meeting of Shareholders

ETRN’s 2024 annual meeting of shareholder is scheduled for Tuesday, April 23, 2024 at 9:00 a.m. (ET). We will be holding our 2024 annual meeting of shareholders solely via webcast in order to enable shareholders to participate from any location, to provide cost savings to both us and our shareholders, and to reduce the environmental impact of our annual meeting. It is important that we focus on our day-to-day responsibilities and continue to maintain safe, efficient operations; therefore, we are unable to invite all employee-shareholders to participate in the annual meeting – however, your proxy vote will be counted. Employees who are specifically requested to participate in the meeting will receive authorization; however, others who wish to participate virtually must record their time away from work as vacation hours.

If you have any questions, please contact Nathaniel DeRose, ETRN’s Corporate Secretary.

Managers, please post this memo in a prominent location for the benefit of employees who cannot easily access email or Mainline Connect.